EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in and incorporation by reference in the Joint Proxy Statement/Prospectus of JAKKS Pacific, Inc. of our reports dated May 8, 2002, relating to the consolidated financial statements and schedule of Toymax International, Inc. (“Toymax”) which is contained in and incorporated by reference in the Joint Proxy Statement/Prospectus.

     We also hereby consent to the reference to our firm as “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

New York, New York
September 26, 2002